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                                                                   Exhibit 10.16

                        TERM LOAN AND SECURITY AGREEMENT

     This TERM LOAN AND SECURITY AGREEMENT (the "Agreement") dated June 14, 2005 by and among SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 ("SVB"), as agent (the "Agent"), and the Lenders listed on Schedule 1.1 and otherwise party hereto, including without limitation, SVB and Gold Hill Venture Lending 03, L.P. ("Gold Hill") and NETEZZA CORPORATION, a Delaware corporation, whose address is 200 Crossing Boulevard, Framingham, Massachusetts 01702 ("Borrower") provides the terms on which Lenders shall extend credit to Borrower and Borrower shall repay Lenders. The parties agree as follows:

1 ACCOUNTING AND OTHER TERMS

     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules attached hereto. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Article 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code, to the extent such terms are defined therein.

2 LOAN AND TERMS OF PAYMENT

     2.1 PROMISE TO PAY.

     Borrower hereby unconditionally promises to pay Lenders the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

          2.1.1 TERM LOAN FACILITY.

          (a) Availability. Subject to the terms and conditions of this Agreement, Lenders agree, severally and not jointly, to lend to Borrower from time to time prior to the Commitment Termination Date, advances (each an "Advance" and collectively the "Advances") in an aggregate amount not to exceed the Term Loan, according to each Lender's pro rata share of the Term Loan (based upon the respective Commitment Percentage of each Lender). Notwithstanding the foregoing, if Borrower does not request Advances in accordance with the timetable set forth in the definition of Term Loan, the undrawn amounts shall not be available for subsequent draw periods. When repaid, the Advances may not be re-borrowed. Lenders' obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Commitment Termination Date. For purposes of this Section, the minimum amount of each Advance is Five Hundred Thousand Dollars ($500,000.00).

          (b) Borrowing Procedure. To obtain an Advance, Borrower must notify Agent by facsimile or telephone by 12:00 p.m. Pacific time five (5) Business Days prior to the date the Advance is to be made. If such notification is by telephone, Borrower must promptly confirm the notification by delivering to Agent a completed Payment/Advance Form in the form

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attached as EXHIBIT B (the Payment Advance Form). On the Funding Date, each
Lender shall credit and/or transfer (as applicable) to Borrower's deposit account, an amount equal to its Commitment Percentage multiplied by the amount of the Advance. Each Lender may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Each Lender may rely on any telephone notice given by a person whom such Lender reasonably believes is a Responsible Officer or designee. Borrower shall indemnify each Lender for any loss Lender suffers due to such reliance.

     2.2 TERMINATION OF COMMITMENT TO LEND.

     Each Lender's obligation to lend the undisbursed portion of the Obligations may terminate in the discretion of such Lender if a Key Person departs from the Borrower and a replacement acceptable to Borrower's Board of Directors is not named within ninety (90) days of such departure.

     2.3 INTEREST RATE, PAYMENTS.

          (a) Interest Payments. Commencing on the first Payment Date of the month following the month in which the Funding Date occurs (or commencing on the Funding Date if the Funding Date is the first calendar day of the month), Borrower shall make monthly payments of interest at the rate set forth in
Section 2.3(c).

          (b) Repayment. Commencing on July 1, 2006, and continuing on the Payment Date of each month thereafter, for each Advance, Borrower shall make consecutive equal monthly payments of principal and interest, in advance, calculated by Agent based upon: (1) the amount of the Advance, (2) the effective interest rate calculated as set forth in Section 2.3(c), and (3) an amortization schedule equal to thirty-six (36) months (individually, the "Scheduled Payment", and collectively, "Scheduled Payments"). All unpaid principal and accrued interest is due and payable in full on the Maturity Date. Payments received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. An Advance may only be prepaid in accordance with Sections 2.3(d) and 2.3(e).

          (c) Interest Rate. Borrower shall pay interest on each Payment Date on the unpaid principal amount of each Advance until such Advance bas been paid in full. Interest shall accrue at the per annum rate of interest equal to the Basic Rate determined by Agent as of the Funding Date for such Advance. Interest is computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Any principal outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the Basic Rate plus four percent (4%)(the "Default Rate").

          (d) Mandatory Prepayment Upon an Acceleration. If the Advances are accelerated following the occurrence of an Event of Default or otherwise, Borrower shall immediately pay to Lenders an amount equal to the sum of: (i) all outstanding principal plus accrued interest, plus (ii) all other sums, including the Prepayment Fee, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due principal.


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          (e) Permitted Prepayment of Loans. Borrower shall have the option to prepay any Advance advanced by Lenders under this Agreement, provided Borrower
(i) provides written notice to Agent of its election to prepay such Advance at least one (1) day prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued interest with regard to such Advance, plus (B) all other sums, including the Prepayment Fee, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due principal with regard to such Advance.

          (f) Debit of Accounts. Agent may debit any of Borrower's deposit or operating accounts including Account Number _________ for principal and interest payments when due or any amounts Borrower owes Lenders, when due. Agent shall promptly notify Borrower after it debits Borrower's accounts. These debits shall not constitute a set-off.

     2.4 FEES.

     Borrower shall pay to Agent:

          (a) Commitment Fee. A fully earned, non-refundable commitment fee of Twenty Thousand Dollars ($20,000.00) (to be shared between the Lenders pursuant to their respective Commitment Percentages), due and payable on the Closing Date;

          (b) Prepayment Fee. The Prepayment Fee, as defined herein, if and when applicable; and

          (c) Lenders' Expenses. All Lenders' Expenses (including reasonable attorneys' fees and expenses not exceeding Twenty-Five Thousand Dollars ($25,000.00), plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Closing Date, when due.

     2.5 ADDITIONAL COSTS. If any law or regulation increases any Lender's costs or reduces its income for any loan, Borrower shall pay the increase in cost or reduction in income or additional expense; provided, however, that Borrower shall not be liable for any amount attributable to any period before 180 days prior to the date Agent notifies Borrower of such increased costs. Each Lender agrees that it shall allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with such Lender's customary practice.

3 CONDITIONS OF LOANS

     3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

     The Lenders' obligation to make the initial Credit Extension is subject to the condition precedent that Agent shall have received, in form and substance satisfactory to Agent, such documents and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation, the following:

          (a) this Agreement;


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          (b) a certificate of the Secretary of Borrower with respect to articles, by-laws, incumbency and resolutions authorizing the execution and delivery of this Agreement, the Loan Documents, and all transactions related thereto, including the Warrant;

          (c) a certificate of the Secretary of Guarantor with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of the guaranty and security agreement, and all transactions related thereto;

          (d) intentionally deleted;

          (e) Perfection Certificates by Borrower and Guarantor;

          (f) a legal opinion of Borrower's and Guarantor's counsel (authority and enforceability);

          (g) a guaranty by the Guarantor;

          (h) Security Agreement by the Guarantor;

          (i) Warrants to Purchase Stock;

          (j) Right to Invest Letter;

          (k) Account Control Agreement/Investment Account Control Agreements (SVB and other financial institutions);

          (l) VCOC Letter Agreement;

          (m) insurance certificate;

          (n) payment of the fees and Lenders Expenses then due;

          (o) Certificate of Foreign Qualification (if applicable);

          (p) Certificate of Good Standing/Legal Existence; and

          (q) such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

     3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

     The obligations of Lenders to make each Credit Extension, including the initial Credit Extension, is subject to the following:

          (a) timely receipt of any Payment/Advance Form; and

          (b) the representations and warranties in Article 5 shall be true in all material respects on the date of the Payment/Advance Form and on the effective date of each Credit Extension (except for statements which speak as of a specific date) and no Event of Default shall


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have occurred and be continuing, or result from the Credit Extension. Each
Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Article 5 remain true in all material respects (except for statements which speak as of a specific date).

4 CREATION OF SECURITY INTEREST

     4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower's duties under the Loan Documents, a continuing security interest in, and pledges and assigns to Agent, for the ratable benefit of the Lenders, and to each Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Subject to Section 5.2, Borrower warrants and represents that the security interest granted herein shall be a first priority security interest in the Collateral.

Except as noted on the Perfection Certificate as of the date hereof; Borrower is not a party to, nor is bound by, any material license (other than over the counter software that is commercially available to the public) or other material agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Borrower shall provide written notice to Agent within ten (10) days of entering or becoming bound by, any such license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition. Borrower shall take such steps as Agent reasonably requests to obtain the consent of, authorization by or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed "Collateral" and for Lenders to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.

If Borrower shall, at any time, acquire a commercial tort claim in an amount in excess of Two Hundred Thousand Dollars ($200,000.00), Borrower shall promptly notify Agent in a writing signed by Borrower of the brief details thereof and, upon request of Agent, grant to Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Agent.

     4.2 TERMINATION BY BORROWER.

     Borrower may terminate this agreement by sending written notice to Agent and paying in full all Obligations. If this Agreement is terminated, Lenders' and Agent's lien and security interest in the Collateral shall continue until Borrower fully satisfies the Obligations.

     4.3 AUTHORIZATION TO FILE FINANCING STATEMENTS.

     Borrower hereby authorizes Agent to file UCC financing statements, without notice to Borrower, with all appropriate jurisdictions, in order to perfect or protect Agent's and Lenders' interest or rights hereunder, including a notice that any disposition of the Collateral by either Borrower or any other Person, shall be deemed to violate the rights of the Lenders under the Code.


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5 REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Agent and each Lender as follows:

     5.1 DUE ORGANIZATION AND AUTHORIZATION.

     Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so would reasonably be expected to have a material adverse effect on Borrower's business or operations. In connection with this Agreement, Borrower delivered to Agent and Lenders a perfection certificate signed by Borrower and entitled "Perfection Certificate". Borrower represents and warrants to Agent and each Lender that, as of the date hereof: (a) Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; and (b) Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; and (c) the Perfection Certificate accurately sets forth Borrower's organizational identification number or accurately states that Borrower has none; and (d) the Perfection Certificate accurately sets forth Borrower's place of business, or, if more than one, its chief executive office as well as Borrower's mailing address if different, and (e) all other information set forth on the Perfection Certificate pertaining to Borrower is accurate and complete in all material respects. If Borrower does not now have an organizational identification number, but later obtains one, Borrower shall forthwith notify Agent of such organizational identification number.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor shall they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default would reasonably be expected to have a material adverse effect on Borrower's business or operations.

     5.2 COLLATERAL.

     Borrower has good title to the Collateral, free of Liens except Permitted Liens. As of the date hereof, Borrower has no deposit account, other than the deposit accounts with Lenders and deposit accounts described in the Perfection Certificate delivered to Agent and Lenders in connection herewith. Except as disclosed in the Perfection Certificate, except for co-location arrangements and except for equipment at prospective customer or customer sites, no portion of the Collateral with a value in excess of Two Hundred Thousand Dollars ($200,000.00) is in the possession of any third party bailee (such as a warehouse). Except as hereafter disclosed to the Lenders in writing by Borrower, none of the components of the Collateral with a value in excess of Two Hundred Thousand Dollars ($200,000.00) in the aggregate shall be maintained at locations other than as provided in the Perfection Certificate or at co-locations or at prospective customer or customer sites. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral with a value in excess of Two Hundred Thousand Dollars ($200,000.00) in the aggregate to a bailee (other than co-locations and equipment at customer and prospective customer sites), then Borrower will first receive the written consent of


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Lenders and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Agent and Lenders.

     5.3 LITIGATION.

     Except as shown in the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened against Borrower or any Subsidiary which would reasonably be expected to have a material adverse effect on Borrower's business or operations.

     5.4 NO MATERIAL DETERIORATION IN FINANCIAL STATEMENTS.

     All consolidated financial statements for Borrower, and any Subsidiary, delivered to Agent, fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations, subject to year end adjustments and the absence of footnotes. As of the date hereof, there has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Agent.

     5.5 SOLVENCY.

     The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

     5.6 REGULATORY COMPLIANCE.

     Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which would reasonably be expected to have a material adverse effect on Borrower's business or operations. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns (or extensions thereof) and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to have a material adverse effect on Borrower's business or operations.


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     5.7 SUBSIDIARIES.

     As of the date hereof, Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

     5.8 FULL DISCLOSURE.

     No written representation, warranty or other statement of Borrower in any certificate or instrument delivered to Agent or Lenders in connection with this Agreement (taken together with all such written certificates and written instruments given to Agent or any Lender) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or instruments not misleading, it being recognized by Agent that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results.

6 AFFIRMATIVE COVENANTS

     Borrower shall do all of the following:

     6.1 GOVERNMENT COMPLIANCE.

     Borrower shall maintain its and all Subsidiaries' legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which would reasonably be expected to have a material adverse effect on Borrower's business or operations.

     6.2 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

          (a) Borrower shall deliver to Agent: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form reasonably acceptable to Agent; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Agent;
(iii) in the event that Borrower's stock becomes publicly held, within five (5) days of filing, Borrower shall provide to Agent copies of or electronic notice of links to all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or, to Borrower's knowledge, threatened against Borrower or any Subsidiary that would reasonably be expected to result in damages or costs to Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000.00) or more; (v) annual financial projections commensurate with those provided to Borrower's venture capital investors within thirty (30)


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days of Borrower's fiscal year end; and (vi) other financial information reasonably requested by Agent.

          (b) Within thirty (30) days after the last day of each month, Borrower shall deliver to Agent with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT C.

     6.3 INVENTORY; RETURNS.

     Borrower shall keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Agent of all returns, recoveries, disputes and claims, that involve more than Three Hundred Fifty Thousand Dollars ($350,000.00) in the aggregate.

     6.4 TAXES.

     Borrower shall make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Agent, on demand, appropriate certificates attesting to such payments.

     6.5 INSURANCE.

     Borrower shall keep its business and the Collateral insured for risks and in amounts, and as Lenders and Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Lenders and Agent in Lenders' and Agent's reasonable discretion. All property policies shall have a lender's loss payable endorsement showing each Lender as an additional loss payee and all liability policies shall show the Lenders and Agent as an additional insured and all policies shall provide that the insurer must give Agent on behalf of Lenders at least twenty (20) days notice before canceling its policy. At Agent's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Agent's option, be payable to Agent on behalf of Lenders on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Five Hundred Thousand Dollars ($500,000.00), in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that (i) any such replaced or repaired property
(a) shall be of equal or like value as the replaced or repaired Collateral and
(b) shall be deemed Collateral in which Lenders have been granted a first priority security interest and (ii) after the occurrence and during the continuation of an Event of Default all proceeds payable under such casualty policy shall, at the option of Agent, be payable to Agent, for the ratable benefit of the Lenders, on account of the Obligations. If Borrower fails to obtain insurance as required under Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in Section 6.5, and take any reasonable action under the policies Agent deems prudent.


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     6.6 ACCOUNTS.

          (a) In order to permit Agent to monitor Borrower's financial performance and condition, Borrower shall maintain an operating account with Agent.

          (b) Borrower shall identify to Agent, in writing, any bank or securities account opened by Borrower with any institution other than Agent. In addition, for each such account that Borrower or Guarantor at any time opens or maintains, Borrower shall, at Agent's request and option, pursuant to an agreement in form and substance reasonably acceptable to the Lenders and Agent, cause the depository bank or securities intermediary to agree that such account is the collateral of Agent, and enter into a "control agreement" on behalf of Lenders pursuant to the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's employees.

     6.7 FURTHER ASSURANCES.

     Borrower shall execute any further instruments and take further action as Agent reasonably requests to perfect or continue Agent's and Lenders' security interest in the Collateral or to effect the purposes of this Agreement.

7 NEGATIVE COVENANTS

     Borrower shall not do any of the following without Agent's prior written consent:

     7.1 DISPOSITIONS.

     Convey, sell, lease, transfer, assign or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, including the Intellectual Property, except for Transfers of (a) Inventory in the ordinary course of business; (b) non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (c) worn-out, excess, or obsolete Equipment. Borrower shall not enter into an agreement with any Person other than the Lenders which restricts the subsequent granting to Agent or Lenders of a security interest in the Intellectual Property.

     7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR LOCATIONS OF COLLATERAL.

     Without the consent of Agent which shall not be unreasonably withheld, conditioned or delayed, engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or have a material change in its ownership of greater than fifty percent (50.0%) from that existing on the Closing Date (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies to Agent the venture capital investors prior to the closing of the investment), or the departure of any Key Person, who is not replaced within ninety (90) days by an officer reasonably acceptable to Agent. Borrower shall not, without at least thirty (30) days prior written notice to Agent: (a) relocate its chief executive office, or add any new offices or business locations, including warehouses (unless such new offices or business


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locations contain less than One Hundred Thousand Dollars ($100,000.00) in
Borrower's assets or property except for co-location arrangements and equipment at customer and prospective customer sites as set forth in Section 5.2), or (b) change its jurisdiction of organization, or (c) change its organizational structure or type, or (d) change its legal name, or (e) change any organizational number (if any) assigned by its jurisdiction of organization.

     7.3 MERGERS OR ACQUISITIONS.

     Without the consent of Agent which shall not be unreasonably withheld, conditioned or delayed, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

     7.4 INDEBTEDNESS.

     Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

     7.5 ENCUMBRANCE.

     Create, incur, or allow any Lien on any of its property, including the Intellectual Property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein. The Collateral may also be subject to Permitted Liens.

     7.6 DISTRIBUTIONS; INVESTMENTS.

          (a) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) other than any payable in common stock or preferred stock, pay any dividends or make any distribution or payment on or redeem, retire or purchase any capital stock, except for repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

     7.7 TRANSACTIONS WITH AFFILIATES.

     Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

     7.8 SUBORDINATED DEBT.

     Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Agent's prior written consent.

     7.9 COMPLIANCE.

     Become an "investment company" or a company controlled by an "investment company," under the investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, or permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, in any event if such failure or violation would reasonably be expected to have a material adverse effect on Borrower's business or operations or permit any of its Subsidiaries to do so.

8 EVENTS OF DEFAULT

     Any one of the following shall constitute an Event of Default:

     8.1 PAYMENT DEFAULT.

     Borrower fails to pay any of the Obligations within three (3) days after their due date. During such three (3) day period the failure to cure the default shall not constitute an Event of Default (but no Credit Extension shall be made during such cure period).

     8.2 COVENANT DEFAULT.

          (a) If Borrower fails to perform any obligation under Sections 6.2 or 6.6, or violates any of the covenants contained in Article 7 of this Agreement, or

          (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, any of the Loan Documents, or in any present or future agreement between Borrower and Lenders and as to any default under such other material term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period). Grace periods provided under this section shall not apply, among, other things, to any covenants that are required to be satisfied, completed or tested by a date certain.

     8.3 INTENTIONALLY DELETED.

     8.4 ATTACHMENT.

          (a) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (b) the service of process upon Borrower seeking to attach, by trustee or similar process, any funds of Borrower on deposit with the Lenders and/or Agent, or any entity under control of Lenders and/or Agent (including a subsidiary); (c) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (d) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (e) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period).

     8.5 INSOLVENCY.

          (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding's begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made before any insolvency Proceeding is dismissed).

     8.6 OTHER AGREEMENTS.

     If there is a default in any agreement for borrowed money to which Borrower is a party with a third party or parties resulting in the acceleration of the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000.00).

     8.7 JUDGMENTS.

     If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000.00) (in excess of insurance) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment).

     8.8 MISREPRESENTATIONS.

     If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Agent and/or Lenders or to induce Agent and/or Lenders to enter this Agreement or any Loan Document.

     8.9 SUBORDINATED DEBT.

     Any creditor that has signed a subordination agreement with Lenders breaches any terms of the subordination agreement.

     8.10 GUARANTY.

          (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force; or (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; or (c) any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Agent in connection with the guaranty; or (d) any circumstance described in Articles 7 or 8 occurs to any Guarantor, or (e) the death, liquidation, winding up, termination of existence, or insolvency of any Guarantor.

     8.11 LIEN PRIORITY

     There is a material impairment in the priority of Lenders' security interest in the Collateral.

9 RIGHTS AND REMEDIES

     9.1 RIGHTS AND REMEDIES.

     During the continuance of an Event of Default, Agent may, without notice or demand, do any or all of the following :

          (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Agent and/or Lenders);

          (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Agent and/or Lenders;

          (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Agent considers advisable, and notify any Person owing Borrower money of Agent's, and Lenders' security interest in such funds and verify and/or collect the amounts owed by such account debtor. After the occurrence of an Event of Default, any amounts received by Borrower shall be held in trust by Borrower for Agent, and, if requested by Agent, Borrower shall immediately deliver such receipts to Agent in the form received from the account debtor, with proper endorsements for deposit;

          (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates, subject to the rights of third parties. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred, subject to the rights of third parties.

Borrower grants Agent for the benefit of Lenders a license to enter and occupy any of its premises, without charge, to exercise any of Agent's rights or remedies;

          (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Agent or Lenders owing to or for the credit or the account of Borrower;

          (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, subject to the rights of third parties. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Agent for benefit of Lenders;

          (g) Deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral; and

          (h) Exercise all rights and remedies and dispose of the Collateral according to the Code.

     9.2 POWER OF ATTORNEY.

     Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower's name on any checks or other forms of payment or security; (b) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors; (c) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower's insurance policies; and (e) transfer the Collateral into the name of Agent for the benefit of Lenders or a third party as the Code permits. Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Agent and Lenders are under no further obligation to make Credit Extensions hereunder. Agent's foregoing appointment as Borrower's attorney in fact, and all of Agent's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Lenders' and Agent's obligation to provide Credit Extensions terminates.

     9.3 LENDERS' EXPENSES

     Any amounts paid by Lenders as provided herein shall constitute Lenders' Expenses and are immediately due and payable, and shall bear interest at the then applicable rate hereunder and be secured by the Collateral. No payments by Lenders shall be deemed an agreement to make similar payments in the future or Agent's and Lenders' waiver of any Event of Default.

     9.4 AGENT'S AND LENDERS' LIABILITY FOR COLLATERAL.

     So long as Agent and Lenders comply with reasonable banking practices regarding the safekeeping of Collateral and Section 9-207 of the Code, Agent and Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

     9.5 REMEDIES CUMULATIVE.

     Agent's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Agent has all rights and remedies provided under the Code, by law, or in equity. Agent's exercise of one right or remedy is not an election, and Agent's waiver of any Event of Default is not a continuing waiver. Agent's delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Agent and each Lender and then is only effective for the specific instance and purpose for which it was given.

     9.6 DEMAND WAIVER.

     Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which Borrower is liable.

10   NOTICES

     All notices or demands by any party to this Agreement or any related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by facsimile at the addresses listed below. Either Lender, Agent or Borrower may change its notice address by giving the other party written notice.

          If to Borrower:    Netezza Corporation
                             200 Crossing Boulevard
                             Framingham, Massachusetts 01702
                             Attn: Chief Financial Officer
                             Fax: (508) 665-6811

          with a copy to:    Wilmer Cutler Pickering Hale and Dorr LLP
                             60 State Street
                             Boston, Massachusetts 02109
                             Attn: Patrick Rondeau, Esquire
                             FAX: (617) 526-5000

          If to Agent:       Silicon Valley Bank
          or SVB:            3003 Tasman Drive
                             Santa Clara, California 95054-1191

                             Attn: Mr. Mark Gallagher
                             Fax: (617) 969-5973

          with a copy to:    Riemer & Braunstein LLP
                             Three Center Plaza
                             Boston, Massachusetts 02108
                             Attn: David A. Ephraim, Esquire
                             FAX: (617) 880-3456

          If to Gold Hill:   Gold Hill Venture Lending 03, LP.
                             3003 Tasman Drive
                             Santa Clara, California 95054-1191
                             Attn: Mr. David Fischer
                             Fax: (617) 969-4395

11   CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

     Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Lenders, and Agent each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Lenders cannot avail themselves of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE LENDERS' OR AGENT'S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

     BORROWER, AGENT, AND LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12   GENERAL PROVISIONS

     12.1 SUCCESSORS AND ASSIGNS.

     This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Agent's prior written consent which may be granted or withheld in Agent's reasonable discretion. Lenders and Agent have the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Lenders' obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement, including, without limitation, an assignment to any Affiliate or any related party.

     12.2 INDEMNIFICATION.

     Borrower hereby indemnifies, defends and holds Agent and the Lenders and their respective directors, officers, employees, and agents harmless against:
(a) all obligations, demands, claims, and liabilities asserted by any other party or Person in connection with the transactions contemplated by the Loan Documents; and (b) all losses, or Lenders' Expenses incurred, or paid by Lenders and/or Agent from, following, or consequential to transactions between Lenders and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Lenders' or Agent's gross negligence or willful misconduct.

     12.3 ATTORNEYS' FEES, COSTS AND EXPENSES.

     In any action or proceeding between Borrower and Agent arising out of the Loan Documents the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

     12.4 RIGHT OF SET OFF.

     Borrower hereby grants to Agent for the ratable benefit of Lenders, and to each Lender, a lien, security interest and right of set off as security for all Obligations to Agent and each Lender, hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or any entity under the control of Agent (including an Agent subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or Lenders, as appropriate, may set-off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     12.5 TIME OF ESSENCE.

     Time is of the essence for the performance of all Obligations in this Agreement.

     12.6 SEVERABILITY OF PROVISION.

     Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

     12.7 AMENDMENTS IN WRITING, INTEGRATION.

     All amendments to this Agreement must be in writing signed by Agent, Lenders and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

     12.8 COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

     12.9 SURVIVAL.

     All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms, and all Obligations have been satisfied. The obligation of Borrower in
Section 12.2 to indemnify each Lender and Agent shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

     12.10 CONFIDENTIALITY.

     In handling any confidential information, Lenders and Agent shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lenders' and Agent's subsidiaries or affiliates in connection with their business with Borrower (provided, however, Lenders and Agent shall use commercially reasonable efforts in obtaining such subsidiary's or affiliate's agreement to the terms of this provision); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Lenders and Agent shall use commercially reasonable efforts in obtaining such prospective transferee's or purchaser's agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) as required in connection with Lenders' and Agent's examination or audit; and (e) as Agent considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either : (i) is in the public domain or in Lenders' and/or Agent's possession when disclosed to Lenders and/or Agent, or becomes part of the public domain after disclosure to Lenders and/or Agent; or (ii) is disclosed to Lenders and/or Agent by a third party, if Lenders and/or Agent does not know that the third party is prohibited from disclosing the information.

13   DEFINITIONS

     13.1 DEFINITIONS.

     In this Agreement:

     "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

     "ADVANCE" or "ADVANCES" is defined in Section 2.1.1(a).

     "AFFILIATE" is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "AGENT" means, SVB, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

     "BASIC RATE" is, as of the Funding Date the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the Prime Rate, plus (b) four percent (4.0%).

     "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or storage or any equipment containing the information.

     "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which Agent is closed.

     "CLOSING DATE" is the date of this Agreement.

     "CODE" is the Uniform Commercial Code as adopted in Massachusetts as amended and in effect from time to time.

     "COLLATERAL" is any and all properties, rights and assets of Borrower granted by Borrower to Agent and Lenders, now, or in the future, in which Borrower obtains an interest, or the power to transfer rights, as described on Exhibit A.

     "COMMITMENT" is the outstanding amount of Obligations based on each Lender's Commitment Percentage.

     "COMMITMENT PERCENTAGE" is set forth in Schedule 1.1, as amended from time to time.

     "COMMITMENT TERMINATION DATE" is the earlier of June 30, 2006 and the written termination of this Agreement by Borrower.

     "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and
(c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

     "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

     "CREDIT EXTENSION" is each Advance, or any other extension of credit by Lenders for Borrower's benefit.

     "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "FUNDING DATE" is any date on which an Advance is made to or on account of Borrower.

     "GAAP" is generally accepted accounting principles in the United States.

     "GUARANTOR" is any present or future guarantor of the Obligations, including, without limitation, Netezza Security Corporation.

     "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "INTELLECTUAL PROPERTY" is any Copyrights, Copyright rights, Copyright applications, Copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any Patents, Trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, now owned or hereafter acquired.

     "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

     "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "KEY PERSON" is the Chief Executive Officer of Borrower.

     "LENDER" is any one of the Lenders.

     "LENDERS" shall mean the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

     "LENDERS' EXPENSES" are all expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) of Agent and Lenders for preparing, negotiating, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

     "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "LOAN DOCUMENTS" are, collectively, this Agreement, any guaranties executed by any Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Lenders and Agent in connection with this Agreement, all as amended, extended or restated.

     "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

     "MATURITY DATE" is June 1, 2009.

     "OBLIGATIONS" are liabilities, obligations, covenants, agreements, debts, principal, interest, Prepayment Fee, Lenders' Expenses, and other amounts Borrower owes Lenders and/or Agent now or later, in connection with the Loan Documents, including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Lenders and/or Agent (and specifically excluding any obligations arising under or relating to the Warrant to Purchase Stock and any shares issued thereunder, the Right to Invest Letter and the VCOC Letter Agreement or any other equity documents).

     "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

     "PAYMENT DATE" is the first calendar day of each calendar month.

     "PERMITTED INDEBTEDNESS" is:

          (a) Borrower's indebtedness to Lenders and Agent under this Agreement or the Loan Documents;

          (b) Indebtedness existing on the Closing Date and shown on the Perfection Certificate;

          (c) Subordinated Debt;

          (d) Indebtedness to trade creditors incurred in the ordinary course of business;

          (e) Indebtedness secured by Permitted Liens;

          (f) reimbursement obligations up to One Hundred Fifty Thousand Dollars ($150,000.00) in connection with letters of credit;

          (g) Indebtedness of Borrower or Netezza Security Corporation to any Guarantor or Borrower,

          (h) Guarantees by Borrower of obligations of Borrower's Subsidiaries in an amount not to exceed One Million Dollars ($1,000,000.00) in the aggregate;

          (i) without limitation of clause (g) above, Indebtedness of Borrower to any Subsidiary, and Indebtedness of any Subsidiary to Borrower (so long as such Indebtedness is not otherwise prohibited hereby) or to any other Subsidiary, however, such Indebtedness may not exceed Two Million Dollars ($2,000,000.00) (inclusive of amounts in (h) above and inclusive of amounts provided in Section (c) of Permitted Investment); and

          (j) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

     "PERMITTED INVESTMENTS" are:

          (a) Investments shown on the Perfection Certificate and existing on the Closing Date; and

          (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit issued maturing no more than 1 year after issue, (iv) any other investments administered through the Lenders;

          (c) without limitation of clause (d) below, Investments by Borrower in its Subsidiaries and Investments by Netezza Security Corporation in any other Subsidiary of Borrower, in an amount not to exceed Two Million Dollars ($2,000,000.00) in the aggregate, per fiscal year (inclusive of amounts provided in Section (i) of Permitted Indebtedness) and Investments by Subsidiaries in Borrower or to any other Subsidiary of Borrower;

          (d) Investments by Borrower in Netezza Security Corporation, and by Netezza Security Corporation in Borrower; and

          (e) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors.

     "PERMITTED LIENS" are:

          (a) Liens existing on the Closing Date and shown on the Perfection Certificate or arising under this Agreement or other Loan Documents;

          (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Agent's security interests;

          (c) Purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Hundred Thousand Dollars ($100,000.00) in the aggregate amount outstanding, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

          (d) Leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest;

          (e) Mechanic's Liens arising in the ordinary course of business and which are not delinquent for more than 30 days or are being contested in good faith by appropriate proceedings;

          (f) Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts or securities accounts held at such institutions, provided that Agent has a first perfected security interest in the amounts held in such deposit accounts or securities accounts;

          (g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

          (h) Security deposits with Borrower's or Borrower's Subsidiary's landlord;

          (i) Deposits or pledges to secure the performance of bids, tenders, contracts, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or similar obligations arising in the ordinary course of business;

          (j) A first priority, perfected security interest in Accounts and Inventory securing Indebtedness the principal amount of which at any time outstanding is up to a maximum amount of Ten Million Dollars ($10,000,000.00) in favor of a lender (other than, or including, the Lenders or Agent), provided that such lender and the Lenders enter into an intercreditor agreement in form and substance acceptable to the Lenders;

          (k) Cash deposits or similar security up to One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate securing Borrower's reimbursement obligations in connection with letters of credit;

          (l) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (k), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

     "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "PREPAYMENT FEE" is, for any principal amounts that are paid prior to the due date therefor, as provided hereunder, a prepayment fee payable by Borrower to Lenders calculated as follows : (i) four percent (4.0%) of the principal amount prepaid if such amount is outstanding for less than one year; (ii) three percent (3.0%) of the principal amount prepaid if such amount is outstanding for one year or more but less than two years; and (iii) one percent (1.0%) of the principal amount prepaid if such amount is outstanding for two years or more.

     "PRIME RATE" is SVB's most recently announced "prime rate," even if it is not Lenders' lowest rate.

     "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, President, Chief Financial Officer and the Controller of Borrower.

     "SCHEDULED PAYMENT" is defined in Section 2.3(b).

     "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Lenders (pursuant to a subordination agreement entered into between Agent, Borrower and the subordinated creditor), on terms acceptable to Agent and Lenders.

     "SUBSIDIARY" is any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     "TERM LOAN" is an Advance or Advances in the principal amount of up to Eight Million Dollars ($8,000,000.00). Notwithstanding the foregoing, unless Borrower terminates this Agreement in accordance with the terms of this Agreement, Borrower must request Advances of at least One Million Five Hundred Thousand Dollars ($1,500,000.00) in the aggregate during each of the following draw periods, whereby the failure of Borrower to request such amount during each of the specified draw periods shall render the unrequested amount unavailable through the Commitment Termination Date:

          (a) from the Closing Date through June 30, 2005;

          (b) from July 1, 2005 through September 30, 2005;

          (c) from October 1, 2005 through March 31, 2006;

     provided, however, that Borrower's failure to request such Advances shall not be considered a default or an Event of Default.

     "TRADEMARKS" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        BORROWER:

                                        NETEZZA CORPORATION


                                        By: /s/ PJ Scannell Jr.
                                            ------------------------------------
                                        Name: PJ Scannell Jr.
                                        Title:  SR VP & CFO


                                        SILICON VALLEY BANK, as Agent and as a
                                        LENDER


                                        By: /s/ Mark Gallagher
                                            ------------------------------------
                                        Name: Mark Gallagher
                                        Title: VP


                                        GOLD HILL VENTURE LENDING 03, L.P.,
                                        as LENDER

                                        By: GOLD HILL VENTURE LENDING PARTNERS
                                            03, LLC, its General Partner


                                        By: /s/ David Fischer
                                            ------------------------------------
                                        Name: David Fischer
                                        Title: Manager

                                  SCHEDULE 1.1

                             LENDERS AND COMMITMENTS

                                                     Commitment
Lender                                 Commitment    Percentage
------                               -------------   ----------
Silicon Valley Bank                  $1,250,000.00     15.625%

Gold Hill Venture Lending 03, L.P.   $6,750,000.00     84.375%
                                     -------------     ------
   TOTAL                             $8,000,000.00     100.00%
                                     =============     ======

                                    EXHIBIT A

     The Collateral consists of all right, title and interest of Borrower in and to the following:

     All goods, equipment, inventory, contract rights or rights to payment of money, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

     All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

     The Collateral does not include:

     Any Copyright rights, Copyright applications, Copyright registrations, Mask Works, and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any Patents, Trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, now owned or hereafter acquired. Notwithstanding the foregoing, the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.

                                    EXHIBIT B

                        LOAN PAYMENT/ADVANCE REQUEST FORM
                DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.S.T.

Fax To: ____________________                                      Date: ________

LOAN PAYMENT:
                                               Netezza Corporation

From Account # _______________________            To Account # _________________
                 (Deposit Account #)                           (Loan Account #)

Principal $______________________ and/or Interest $_____________________________


     Authorized Signature:                               Phone Number
                           ----------------------                     ----------
     LOAN ADVANCE:

     COMPLETE OUTGOING WIRE REQUEST SECTION BELOW IF ALL OR A PORTION OF THE FUNDS FROM THIS LOAN ADVANCE ARE FOR AN OUTGOING WIRE.

From Account # ________________                   To Account #__________________
               (Loan Account #)                              (Deposit Account #)

Amount of Advance $

All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date:


Authorized Signature:                                    Phone Number:
                      ----------------------                           ---------

OUTGOING WIRE REQUEST

COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED.

Deadline for same day processing is 12:00pm, P.S.T.

Beneficiary Name: ___________________________  Amount of Wire: $________________

Beneficiary Bank: ____________________________ Account Number: _________________

City and State: ________________________________________________________________

Beneficiary Bank Transit(ABA)#: _________________  Beneficiary Bank Code (Swift,
                                                   Sort, Chip, etc.):

                                                   (FOR INTERNATIONAL WIRE ONLY)

Intermediary Bank: ______________________________ Transit (ABA) #: _____________

For Further Credit to: __________________________

Special Instruction: ____________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreement(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).


Authorized Signature:                     2nd Signature (If Required):
                      ------------------                               ---------

Print Name/Title: ________________________ Print Name/Title: ___________________

Telephone # ______________________________ Telephone # _________________________

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

TO:   SILICON VALLEY BANK, AS AGENT
FROM: NETEZZA CORPORATION

     The undersigned authorized officer of NETEZZA CORPORATION certifies that under the terms and conditions of the Loan and Security Agreement between Borrower, Lenders, and Agent (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________ with all required covenants except as noted below and (ii) there are no Events of Default, and all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

     Please indicate compliance status by circling Yes/No under "Complies" column.

REPORTING COVENANT                          REQUIRED                              COMPLIES
------------------                          --------                              --------
Monthly financial statements with CC        Monthly within 30 days                Yes No
Annual financial statements (CPA Audited)   FYE within 120 days                   Yes No
10-Q, 10-K and 8-K                          Within 5 days after filing with SEC   Yes No
Annual financial projections                FYE within 30 days                    Yes No

Comments Regarding Exceptions:          AGENT USE ONLY
See Attached.                           Received by:
                                                     ---------------------------
                                                          AUTHORIZED SIGNER
Netezza Corporation
Sincerely,                              Date:
                                              ----------------------------------

                                        Verified:
-------------------------------------            -------------------------------
Signature                                               AUTHORIZED SIGNER

-------------------------------------   Date:
Title                                         ------------------------

------------------------------------    Compliance Status: Yes   No
Date

885416.5